UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported) January 28, 2008

Home Equity Loan Trust 2007-FRE1 (Exact name of Issuing Entity as specified in its charter)
Nationstar Funding LLC (Exact name of Depositor as specified in its charter)
Nationstar Mortgage LLC (Exact name of Sponsor as specified in its charter)
Nationstar Funding LLC (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-130642-06 (Commission File Number)	75-2851805 (IRS Employer ID Number)
350 Highland Drive, Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code:	(469) 549-2000
No Change (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 25, 2008, Nationstar Funding LLC, (the “Depositor”) entered into an amendment dated January 1, 2008 (the “Amendment No. 1”) to the pooling and servicing agreement dated as of June 1, 2007 (the “Pooling and Servicing Agreement”), among the depositor, The Bank of New York as trustee (the “Trustee”), Wells Fargo Bank, N.A. as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and Nationstar Mortgage LLC, as seller (the “Seller”) and as servicer (the “Servicer”), relating to the Home Equity Loan Trust 2007-FRE1, Asset-Backed Certificates, Series 2007-FRE1. The amendment to the Pooling and Servicing Agreement is annexed hereto as Exhibit 4.1.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired:

Not applicable.

(b)  Pro forma financial information:

Not applicable.

(c)  Shell Company Transaction:

Not applicable.

(d)  Exhibits:

Exhibit No.

Description

4.1

Amendment No. 1, dated as of January 1, 2008, to the Pooling and Servicing Agreement, dated as of June 1, 2007, by and among the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Seller and the Servicer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSTAR FUNDING LLC
By: /s/ Gregory A. Oniu
Name: Gregory A. Oniu
Title: VP

Date:  January 28, 2008

Exhibit No.

Description

4.1

Amendment No. 1, dated as of January 1, 2008, to the Pooling and Servicing Agreement, dated as of June 1, 2007, by and among the Depositor, the Master Servicer, the Securities Administrator, the Trustee, the Seller and the Servicer.